EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Creative Medical Technology Holdings, Inc. of our report dated March 30, 2022, relating to our audits of the December 31, 2021 and 2020 financial statements.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

April 22, 2022